Exhibit 2A

CONFIDENTIAL

EXECUTION VERSION

AMENDED AND RESTATED

TRUST AGREEMENT

CONSTITUTING

2017 MANDATORY EXCHANGEABLE TRUST

DATED AS OF DECEMBER 8, 2017

i

Exhibits

Exhibit A – Form of Certificate Evidencing the Trust Securities

ii

AMENDED AND RESTATED TRUST AGREEMENT

AMENDED AND RESTATED TRUST AGREEMENT (this “Agreement”), dated as of December 8, 2017, among Mark F. Ferraris, as settlor or trustor (the “Settlor”), and Donald J. Puglisi, William R. Latham, III and James B. O’Neill, as trustees (the “Trustees”), constituting the 2017 Mandatory Exchangeable Trust (the “Trust”).

W I T N E S S E T H:

WHEREAS, the Settlor and Dewen Tarn, as trustee, have previously entered into a Trust Agreement, dated as of October 10, 2017 (the “Original Agreement”), creating the 2017 Mandatory Exchangeable Trust; and

WHEREAS, upon the execution of this Agreement, Dewen Tarn wishes to resign as trustee and the Settlor wishes to appoint the Trustees as the trustees of the Trust; and

WHEREAS, the parties hereto wish to amend and restate the Original Agreement in certain other respects; and

WHEREAS, the Trust has previously issued to the Settlor one Security (as defined in the Original Agreement) in consideration of a purchase price of $100;

NOW, THEREFORE, the parties hereto agree to amend and restate the Original Agreement as provided in this Agreement and, upon the execution and delivery of this Agreement by the parties to this Agreement, the Original Agreement will be automatically amended and restated in its entirety to read as provided in this Agreement.

ARTICLE I.

DEFINITIONS; INTERPRETATION

Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

“Accelerated Record Date” has the meaning specified in Section 2.4(j).

“Acceleration upon Event of Default” has the meaning specified in the applicable Contract.

“Additional Initial Forward Amount” has the meaning specified in the Inversora Contract.

“Additional Trust Security Base Amount” has the meaning specified in the Inversora Contract.

“Administration Agreement” means the Administration Agreement, in the form approved by the Trustees, to be entered into between the Administrator and the Trust, and any substitute agreement therefor entered into pursuant to Section 2.2(a).

“Administrator” means U.S. Bank National Association (or its successor) in its capacity as Administrator under the Administration Agreement.

“Agreement” has the meaning specified in the preamble to this Agreement.

“Applicable Percentage” has the meaning specified in the applicable Contract.

“Business Day” means any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York or Mexico City are authorized or required by law, regulation or executive order to remain closed.

“Certificate” means any certificate evidencing the ownership of Securities substantially in the form of Exhibit A.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. Each reference herein to any section of the Code or any rule or regulation thereunder shall constitute a reference to any successor provision thereto.

“Collateral” has the meaning set forth in the applicable Collateral Agreement.

“Collateral Agent” means U.S. Bank National Association (or its successor) in its capacity as Collateral Agent under the applicable Collateral Agreement.

“Collateral Agreement” means any of the Empresarial Collateral Agreement, the Inbursa Collateral Agreement and the Inversora Collateral Agreement and “Collateral Agreements” means two or more of such agreements, as the circumstance requires.

“Commission” means the United States Securities and Exchange Commission.

“Contract” means any of the Empresarial Contract, the Inbursa Contract and the Inversora Contract and “Contracts” means two or more such agreements, as the circumstance requires.

“Custodian” means U.S. Bank National Association (or its successor) in its capacity as Custodian under the Custodian Agreement.

“Custodian Agreement” means the Custodian Agreement, in the form approved by the Trustees, to be entered into between the Custodian and the Trust, and any substitute agreement therefor entered into pursuant to Section 2.2(a).

“Depositary” means The Depository Trust Company, or any successor depositary appointed as contemplated by Section 5.1.

“Depository Event” has the meaning specified in Section 5.1.

“Distribution Date” means, in the period commencing March 1, 2018, to and including the Exchange Date, March 1, June 1, September 1 and December 1 of each year or if any such date is not a Business Day, then the first Business Day thereafter.

“Dividend Daily VWAP” has the meaning specified in the applicable Contract.

“Empresarial” means Control Empresarial de Capitales, S.A. de C.V. (Mexico), a variable capital corporation (sociedad anónima de capital variable) organized under the laws of the United Mexican States.

“Empresarial Collateral Agreement” means the Collateral Agreement, in the form to be agreed by the Trustees, to be entered into among Empresarial, the Collateral Agent and the Trust, securing Empresarial’s obligations under the Empresarial Contract, and any substitute agreement therefor entered into pursuant to Section 2.2(a).

“Empresarial Contract” means the Forward Agreement, in the form to be agreed by the Trustees, to be entered into by the Trust with Empresarial.

“Excess Cash Dividend” has the meaning specified in the applicable Contract.

“Excess Cash Dividend Amount” means the amount paid, or caused to be paid, by a Shareholder to the Trust in respect of an Excess Cash Dividend under the second paragraph of Section 6.1(d) of the applicable Contract.

“Exchange” means the distribution of Shares or other Exchange Property, as applicable, by the Trustees to the Holders, subject to the adjustments and exceptions set forth in the applicable Contract, on the Exchange Date, a Special Acceleration Date, an Optional Acceleration Date or an Acceleration upon Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time; each reference herein to any section of the Exchange Act or any rule or regulation thereunder shall constitute a reference to any successor provision thereto.

“Exchange Date” has the meaning specified in the applicable Contract.

“Exchange Property” has the meaning specified in the applicable Contract.

“Exchange Property Unit” has the meaning specified in the applicable Contract.

“Exchange Security” has the meaning specified in the applicable Contract.

“Expense Agreement” means the Fund Expense Agreement, in the form to be agreed by the Trustees, to be entered into among each of the Shareholders, U.S. Bank National Association, as Service Provider (as defined in the Expense Agreement), and the Trust.

“Final Exchange Date” means the date on which all deliveries to the Trust under the Contracts have been made.

“Firm Initial Forward Amount” has the meaning specified in the applicable Contract.

“Firm Trust Security Base Amount” has the meaning specified in the applicable Contract.

“First Time of Delivery” has the meaning specified in the applicable Contract.

“Holder” means the registered owner of any Trust Security as recorded on the books of the Paying Agent.

“Inbursa” means Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, a commercial bank (institución de banca múltiple) organized as a banking institution pursuant to the Mexican Banking Law (Ley de Instituciones de Crédito).

“Inbursa Collateral Agreement” means the Collateral Agreement, in the form to be agreed by the Trustees, to be entered into among Inbursa, the Collateral Agent and the Trust, securing Inbursa’s obligations under the Inbursa Contract, and any substitute agreement therefor entered into pursuant to Section 2.2(a).

“Inbursa Contract” means the Forward Agreement, in the form to be agreed by the Trustees, to be entered into by the Trust with Inbursa.

“Indemnity Agreement” means the Fund Indemnity Agreement, in the form to be agreed by the Trustees, to be entered into among the Shareholders, U.S. Bank National Association, as Service Provider (as defined in the Indemnity Agreement), and the Trust.

“Initial Purchasers” means the initial purchasers of the Trust Securities named in the Purchase Agreement.

“Inversora” means Inversora Carso, S.A. de C.V. (Mexico), a variable capital corporation (sociedad anónima de capital variable) organized under the laws of the United Mexican States.

“Inversora Collateral Agreement” means the Collateral Agreement, in the form to be agreed by the Trustees, to be entered into among Inversora, the Collateral Agent and the Trust, securing Inversora’s obligations under the Inversora Contract, and any substitute agreement therefor entered into pursuant to Section 2.2(a).

“Inversora Contract” means the Forward Agreement, in the form to be agreed by the Trustees, to be entered into by the Trust with Inversora.

“Investment Company” means an investment company as defined in Section 3 of the Investment Company Act.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time; each reference herein to any section of the Investment Company Act or any rule or regulation thereunder shall constitute a reference to any successor provision thereto.

“Managing Trustee” means the Trustee designated as the Managing Trustee by resolution of the Trustees.

“Non-Marketable Securities Percentage” has the meaning specified in the applicable Contract.

“Offering Circular” means the final offering circular, dated the date hereof, relating to the offering of Trust Securities, the terms of which contemplate delivery by the Trust to the Holders of a number of Shares (or, in certain circumstances, cash or other property in lieu of such Shares), on, or, in certain circumstances, prior to the Exchange Date under the Contracts.

“Optional Acceleration” has the meaning specified in the applicable Contract.

“Optional Acceleration Date” has the meaning specified in the applicable Contract.

“Original Agreement” has the meaning specified in the recitals to this Agreement.

“Participant” means a Person having a book-entry only system account with the Depositary.

“Paying Agent” means U.S. Bank National Association or its successor as permitted under Section 6.3 of the Paying Agent Agreement or appointed pursuant to Section 2.2(a).

“Paying Agent Agreement” means the Paying Agent Agreement, in the form to be approved by the Trustees, to be entered into between the Paying Agent and the Trust, and any substitute agreement therefor entered into pursuant to Section 2.2(a).

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governmental authorities.

“Purchase Agreement” means the Purchase Agreement, dated the date hereof, among the Trust, each of the Shareholders and the Initial Purchasers, relating to the initial purchase of the Trust Securities by the Initial Purchasers.

“Quarterly Distribution” initially means $1.0951 per Trust Security paid to each Holder on March 1, 2018 and $1.2969 per Trust Security paid to each Holder thereafter on each subsequent Distribution Date, in all cases consisting of solely the cash received from the stripped Treasury Securities; provided that such amounts will be reduced on a pro rata basis following any sale of Treasury Securities (for the purpose of distributing the resulting proceeds to Holders) upon any Acceleration upon Event of Default, Special Acceleration or Optional Acceleration, in each case as provided for in Section 2.4(d).

“Relative Percentage” means the initial Applicable Percentage in respect of a given Contract as adjusted following each sale of Treasury Securities (for the purpose of distributing the resulting proceeds to Holders) upon any Acceleration upon Event of Default or Special Acceleration under any of the Contracts, as provided for in Section 2.4(d), so as to reflect the proportion of the remaining Treasury Securities attributable to such Contract.

“Securities Act” means the Securities Act of 1933, as amended from time to time; each reference herein to any section of the Securities Act or any rule or regulation thereunder shall constitute a reference to any successor provision thereto.

“Settlor” has the meaning specified in the preamble to this Agreement.

“Shareholders” means, collectively, Empresarial, Inbursa and Inversora.

“Shareholder Purchase Group” has the meaning specified in the applicable Contract.

“Shares” has the meaning specified in the applicable Contract.

“Special Acceleration” has the meaning specified in the applicable Contract.

. “Special Acceleration Date” has the meaning specified in the applicable Contract.

“Subsequent Time of Delivery” has the meaning specified in the Inversora Contract.

“Treasury Securities” means the U.S. Government Securities purchased by the Trustees at or about the First Time of Delivery and, if applicable, any Subsequent Time of Delivery as provided in Section 2.3(b).

“Trust” has the meaning specified in the preamble to this Agreement.

“Trust Account” means the account created pursuant to Section 3.1.

“Trust Estate” means the Contracts and the Treasury Securities held at any time by the Trust, and any proceeds of or from such Treasury Securities, any amounts paid or property delivered under any of the Contracts and/or Collateral Agreements, as applicable, and any other moneys or properties held at any time in the Trust Account.

“Trust Security” means a 2017 Mandatory Exchangeable Trust Security of the Trust evidencing a Holder’s undivided interest in the Trust and right to receive a pro rata distribution upon liquidation of the Trust Estate.

“Trustees” has the meaning specified in the preamble to this Agreement.

“U.S. Government Securities” means direct obligations of the United States of America.

Section 1.2 Interpretation.

(a) When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference is to Articles or Sections of, or Exhibits or Schedules to, this Agreement unless otherwise indicated.

(b) The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement, and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

(c) Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

(d) Any reference to any statute, regulation or agreement shall be a reference to such statute, regulation or agreement as supplemented or amended from time to time.

ARTICLE II.

TRUST DECLARATION; PURPOSES, POWERS

AND DUTIES OF THE TRUSTEES; ADMINISTRATION

Section 2.1 Declaration of Trust; Purposes of the Trust; Resignation and Appointment of Trustees.

(a) The Settlor hereby creates the Trust in order that it may acquire the stripped Treasury Securities, enter into the Contracts, issue and sell to the Settlor and the Initial Purchasers the Trust Securities, hold the Trust Estate in trust for the use and benefit of all present and future Holders, and otherwise carry out the terms and conditions of this Agreement, all for the purpose of achieving the investment objectives set forth in the Offering Circular. The Trustees hereby declare that they will accept and hold the Trust Estate in trust for the use and benefit of all present and future Holders. The Settlor has heretofore deposited with the Trustees the sum of $100 to accept and hold in trust hereunder until the issuance and sale of the Trust Securities to the Initial Purchasers, whereupon such sum shall be donated to an organization satisfying the requirements of Section 170(c)(2) of the Code selected by unanimous consent of the Trustees.

(b) Dewen Tarn hereby resigns as trustee of the Trust, in accordance with the provisions of Section 5 of the Original Agreement, and the Settlor, as the sole holder of any beneficial interest in the Trust as of the date of this Agreement, hereby accepts the resignation of Dewen Tarn and appoints and elects Donald J. Puglisi, William R. Latham, III and James B. O’Neill to be the Trustees of the Trust under this Agreement.

Section 2.2 General Powers and Duties of the Trustees. In furtherance of the provisions of Section 2.1, the Settlor authorizes and directs the Trustees:

(a) to enter into and perform (and, in accordance with Section 8.6, amend) the Contracts, the Collateral Agreements, the Purchase Agreement, the Expense Agreement, the Indemnity Agreement, the Custodian Agreement, the Administration Agreement and the Paying Agent Agreement and to perform all obligations of the Trustees (including the obligation to provide indemnity hereunder and thereunder) and enforce all rights and remedies of the Trust under each of such agreements; and if any of the Custodian Agreement, the Administration Agreement, the Collateral Agreements and the Paying Agent Agreement terminates, or the agent of the Trust thereunder resigns or is discharged, to appoint a substitute agent and enter into a new agreement with such substitute agent containing provisions substantially similar to those contained in the agreement being terminated; provided, that in any such new agreement (i) the Custodian and the Paying Agent shall each be a commercial bank or trust company organized and existing under the laws of the United States of America or any state therein, shall have full trust powers and shall have minimum capital, surplus and retained earnings of not less than $50,000,000; and (ii) the Administrator and any Collateral Agent shall each be a reputable financial institution (or, in the case of the Administrator, a limited liability company affiliate thereof) qualified in all respects to carry out its obligations under the Administration Agreement or the applicable Collateral Agreement, as the case may be;

(b) to hold the Trust Estate in trust, to create and administer the Trust Account, to direct payments received by the Trust to the Trust Account and to make payments out of the Trust Account as set forth in Article III;

(c) to issue and sell to the Initial Purchasers an aggregate of up to 2,875,000 Trust Securities (including those Trust Securities subject to the option of the Initial Purchasers to purchase additional Trust Securities provided for in the Purchase Agreement) pursuant to the Purchase Agreement and as contemplated by the Offering Circular; provided, however, that subsequent to the determination of the initial offering price per Trust Security and related Initial Purchasers’ discount for the Trust Securities to be sold to the Initial Purchasers but prior to the sale of the Trust Securities to the Initial Purchasers, the Trust Security originally issued to the Settlor shall, if necessary, be split into a greater number of Trust Securities so that immediately following such split the value of each Security held by the Settlor will equal the aforesaid offering price less the related Initial Purchasers’ discount;

(d) to select independent public accountants and, subject to the provisions of Section 8.7, to engage such independent public accountants;

(e) to engage legal counsel and, to the extent required by Section 2.4, to engage professional advisors and pay reasonable compensation thereto;

(f) to defend any action commenced against the Trustees or the Trust and to prosecute any action which the Trustees deem necessary to protect the Trust and the rights and interests of Holders, and to pay the costs thereof;

(g) to arrange for the bonding of officers and employees of the Trust as required by Section 17(g) of the Investment Company Act and the rules and regulations thereunder;

(h) to delegate any and all of its powers and duties hereunder as contemplated by the Collateral Agreements, the Custodian Agreement, the Paying Agent Agreement and the Administration Agreement, to the extent permitted by applicable law;

(i) to adopt and amend bylaws, and take any and all such other actions as necessary or advisable to cause the Trust to be treated as a domestic “grantor trust” under the Code and to carry out the purposes of the Trust, subject to the provisions of this Agreement and applicable law, including, without limitation, the Investment Company Act;

(j) to comply with tax reporting and withholding obligations of the Trust, including selecting tax accountants and engaging such accountants to prepare and file any tax or information returns; and

(k) to register with the Commission as an Investment Company.

Section 2.3 Portfolio Acquisition. In furtherance of the provisions of Section 2.1, the Settlor further specifically authorizes and directs the Trustees:

(a) to enter into the Contracts with the respective Shareholders and, subject to satisfaction of the conditions set forth in each such Contract, to pay the Firm Initial Forward Amount and the Additional Initial Forward Amount, if any, to the applicable Shareholder thereunder with the proceeds of the sale of the Trust Securities, net of the Initial Purchasers’ discount and net of the purchase price paid for the stripped Treasury Securities as provided in paragraph (b) below; and, subject to the adjustments and exceptions set forth in each Contract (including, if applicable, the occurrence of an Acceleration upon Event of Default, Special Acceleration or Optional Acceleration), each Contract shall entitle the Trust to receive from the applicable Shareholder on the Exchange Date the Shares and/or other Exchange Property subject thereto for distribution to the Holders in the Exchange; provided that, notwithstanding anything to the contrary in any Contract or herein, if the number of Shares (or other Exchange Securities) deliverable to the Trust on any date would cause the Trust or any group (within the meaning of Section 13 under the Exchange Act) of which the Trust is part to have beneficial ownership in excess of 9.9% of the then outstanding Shares (or 9.9% of the then outstanding voting securities of the applicable issuer), the Trust shall notify the applicable Shareholders of the amount of such excess and each such Shareholder will instead deliver the product of (A) the Applicable Percentage and (B) the lesser of (i) such excess portion and (ii) a number of Shares (or any other Exchange Securities) representing the product of the Applicable Percentage and 9.9% or more of the then-outstanding Shares (or the product of the Applicable Percentage and 9.9% or more of the then-outstanding voting securities of the applicable issuer), on successive Business Days after such notice, in each case, until such Shareholder has satisfied all of its delivery requirements under the applicable Contract); provided that by the close of business on each Business Day, the Trust shall deliver all Shares (or other Exchange Securities) it received from Shareholders on such Business Day to the Holders; and

(b) to purchase for settlement (i) at the First Time of Delivery (or as soon as practicable thereafter), with the net proceeds of the sale of the Trust Securities issued by the Trust at such First Time of Delivery, stripped Treasury Securities that, through scheduled payments in accordance with their terms will provide, not later than one Business Day before each Distribution Date, cash in an amount as close as practicable to (but in no event less than) the product of $1.2969 (or, in the case of the first Distribution Date, $1.0951) and the Firm Trust Security Base Amount (after taking into account any prior payments under such Treasury Securities and prior to any distribution made by the Trust), from such brokers or dealers as the Trustees shall designate to the Administrator, and (ii) at any Subsequent Time of Delivery (or as soon as practicable thereafter), if any, with the proceeds of the sale of the Trust Securities issued by the Trust at such Subsequent Time of Delivery, stripped Treasury Securities that, through the scheduled payments in accordance with their terms, will provide, not later than one Business Day before each Distribution Date, cash in an amount as close as practicable to (but in no event less than) the product of $1.2969 (or, in the case of the first Distribution Date, $1.0951) and the Additional Trust Security Base Amount (after taking into account any prior payments under such Treasury Securities and any prior distributions made by the Trust), and in each case otherwise having such terms as may be determined by the Settlor, from such brokers or dealers as the Trustees shall designate to the Administrator. Following each such purchase, the terms of such Treasury Securities shall be set forth on a schedule in the form attached hereto as Schedule I, which shall be attached to and form a part of this Agreement. Up to 30% of the Trust’s total assets (as measured at the pricing date of the Trust Securities offered by the Offering Circular) may be invested in stripped Treasury Securities.

Section 2.4 Portfolio Administration. In furtherance of the provisions of Section 2.1, the Settlor further specifically authorizes and directs the Trustees:

(a) Determination of Dilution, Merger or Acceleration Adjustments. Upon (i) receipt of any notice pursuant to Section 5.1(c)(ii) of a Contract of an event requiring an adjustment under Article VI of such Contract, (ii) receipt of any notice of any event occurring, or any election made by a Shareholder pursuant to Article VI or VII of the applicable Contract or (iii) otherwise acquiring knowledge of such an event or election: (x) to make such calculations and adjustments as required by the applicable Contract, including with respect to Article VI thereunder or any delivery of Shares, Exchange Property or any cash amounts and furnish notice thereof to the Collateral Agent and the applicable Shareholder, or to request from the applicable Shareholder such further information as may be necessary to review, calculate or effect the required adjustment, as applicable, and, promptly (but, in any event, within three Business Days) after such adjustment is made, to provide or cause to be provided, written notice of the adjustment to the Holders and/or (y) in the case of any such election or event, to promptly (but, in any event, within one Business Day) after such notice is received, to provide or cause to be provided, written notice of such election or event to the Holders and issue a press release or post the relevant information on a publicly available website;

(b) Selection of Independent Investment Bank. Upon the occurrence of any event as a result of or in connection with which the Trust is required under a Contract to make a determination, calculation and/or adjustment using the services of an investment banking firm, to retain a nationally recognized independent investment banking firm retained by the Administrator to make such determination, calculation and/or adjustment as provided in such Contract, and to promptly (but, in any event, within one Business Day) after such notice is received from such investment banking firm of such determination, calculation and/or adjustment, to provide or cause to be provided, written notice thereof to the Holders and the applicable Shareholder. In the case of any such selection of an investment banking firm by the Administrator, to identify for the applicable Shareholder the firm proposed to be selected and retained, and to cause the Administrator to consult with such Shareholder on such selection and retention as provided in Section 8.1 of the Contract;

(c) [Reserved]

(d) Acceleration. In the event an acceleration of a Contract (or a portion thereof) shall occur due to an Acceleration upon Event of Default, Special Acceleration or Optional Acceleration as provided in such Contract, (x) to sell or cause the Custodian to sell a portion of each series of the stripped Treasury Securities then held by the Trust equal to the product of (i) the Relative Percentage, (ii) (A) in the event of an Acceleration upon Event of Default or Optional Acceleration, 100% and (B) in the event of a Special Acceleration, the Non-Marketable Securities Percentage, and (iii) the aggregate quantity of such series of the stripped Treasury Securities then held by the Trust with such pro rata sale and distribution reducing pro rata the Quarterly Distribution payable on the Trust Securities, and (y) to distribute to each Holder such Holder’s pro rata share of the net proceeds of any sale pursuant to clause (x);

(e) Determination of Amounts to be Delivered under a Contract. (i) To calculate pursuant to the formula provided in the applicable Contract, (x) in connection with an Exchange Date, (y) upon an acceleration of the applicable Shareholder’s obligations under a Contract (or a portion thereof) due to an Acceleration upon Event of Default, Special Acceleration or Optional Acceleration or (z) upon the distribution of an Excess Cash Dividend, the number and/or amount of Shares, cash and/or other property or assets required to be delivered by the applicable Shareholder under the applicable Contract and/or the related Collateral Agreement, as applicable, on such date or as a result of such event, and (ii) promptly (but, in any event, within one Business Day) after such determination is made, to provide, or cause to be provided, written notice of such determination to the Holders, the Collateral Agent and the applicable Shareholder;

(f) Distribution of Exchange Consideration. Unless a Special Acceleration under the applicable Contract shall occur in which the Exchange Property Units are comprised solely of cash and/or items of property other than securities (in which event the distribution of proceeds shall be governed by Section 2.4(g)) or the applicable Contract shall be accelerated pursuant to an Acceleration upon Event of Default (in which event the distribution of proceeds shall be governed by Section 2.4(j)):

(i) Determination of Fractional Shares or other Securities. To determine, in connection with an Exchange Date, Special Acceleration Date or Optional Acceleration Date, as applicable, under a Contract: (A) for each Holder, such Holder’s pro rata share of the total number of Shares or other securities included in the Exchange Property Units delivered to the Trust under such Contract and/or the related Collateral Agreement, as applicable, in connection with the Exchange Date, Special Acceleration Date or Optional Acceleration Date, as applicable; and (B) the number of fractional Shares or other securities included in the Exchange Property Units allocable to each Holder and in the aggregate, provided, that so long as the Securities remain in global form, the Trust may use any method for calculating fractional shares that is permitted by the Depositary;

(ii) Cash for Fractional Shares or Other Securities. To sell, in the principal market therefor, in connection with the Exchange Date, Special Acceleration Date or Optional Acceleration Date, as applicable (and, in any event, within one Business Day following receipt thereof from the applicable Shareholder), a number of Shares or other securities included in the Exchange Property Units equal to the aggregate number of fractional Shares or such other securities determined pursuant to clause (i)(B) above, rounded down to the nearest integral number; and to determine the aggregate cash proceeds of such sale (net of any brokerage or related expenses);

(iii) Delivery of Shares. In the event that Shares form part of the Exchange Property, to provide for the distribution to each Holder of such Holder’s pro rata share of the amounts thereof delivered to the Trust under the applicable Contract and/or the related Collateral Agreement, as applicable (including any required instruction to the Collateral Agent to give effect to the foregoing) (excluding, for the avoidance of doubt, any fractional Shares calculated pursuant to clause (i)(B) above);

(iv) Delivery of Other Securities. To deliver other securities included in the Exchange Property Units (excluding, for the avoidance of doubt, the number of fractions of such securities calculated pursuant to clause (i)(B) above) to the transfer agent or registrar therefor in connection with the Exchange Date, Special Acceleration Date or Optional Acceleration Date, as applicable (and, in any event, within one Business Day following receipt thereof from the applicable Shareholder), with instructions that such other securities be re-registered and re-issued as follows to the extent practicable (or, if not practicable, using another method the Trustees consider reasonable for such purpose): (A) for and in the name of each Holder (other than the Depositary) who holds Trust Securities in definitive form, such transfer agent or registrar, as applicable, shall be instructed to issue definitive certificates representing such securities, as applicable, equal to such Holder’s pro rata share of the total such securities delivered to the Trust under the applicable Contract and/or the related Collateral Agreement, as applicable, in connection with the Exchange Date, Special Acceleration Date or Optional Acceleration Date, as applicable, and (B) the transfer agent or registrar for such securities, as applicable, shall be instructed to transfer all remaining such securities to the account of the Custodian held through the Depositary, who shall then be instructed to transfer and credit such securities to each Participant who holds Trust Securities, with each Participant receiving its pro rata share of the total such securities delivered to the Trust under the applicable Contract in connection with the Exchange Date, Special Acceleration Date or Optional Acceleration Date, as applicable, provided that, if such securities are in a format suitable to provide for such pro rata delivery to each Participant without a prior delivery or instruction to the transfer agent or registrar, as applicable, then the Trust will instruct the Custodian to deliver such other securities to each Participant who holds Trust Securities, with each Participant receiving its pro rata share of the total of such securities delivered to the Trust under the applicable Contract on such Business Day;

(v) Distribution of Cash in Respect of Fractional Shares or Other Securities. To distribute to each Holder such Holder’s pro rata share of the aggregate cash proceeds of sale (net of any brokerage or related expenses) determined pursuant to clause (ii) above, based on the fraction of a Share or such other securities or items of property, if any, allocable to such Holder as determined pursuant to clause (i)(B) above;

(vi) Record Date. The distributions described in this Section 2.4(f) shall be made to Holders of record as of the close of business on the Trading Day immediately prior to the Exchange Date, Special Acceleration Date or Optional Acceleration Date, as applicable; and

(vii) Non-Security Deliveries. If the applicable Shareholder is required to pay cash (or the Exchange Property Units otherwise include items of property that the Shareholder is required to deliver other than Shares or securities) in connection with the Exchange Date, Special Acceleration Date or Optional Acceleration Date, as applicable, such payment of cash or delivery of such other items of property, as applicable, shall be subject to Section 2.4(g) below;

(g) Distribution of Non-Security Property . If the Exchange Property Units include items of property that the applicable Shareholder is required to deliver other than Shares or securities in connection with an Exchange Date, Special Acceleration Date or Optional Acceleration Date under a Contract, to distribute to each Holder of record as of the close of business on the Trading Day immediately prior to the Exchange Date, Special Acceleration Date or Optional Acceleration Date, as applicable, such Holder’s pro rata share of any cash and of any such other items of property received by the Trust in connection therewith;

(h) Distribution of Excess Cash Dividends. In the event an Excess Cash Dividend Amount is delivered to the Trust under a Contract, to distribute to each Holder of record (as of the close of business on the date on which such Excess Cash Dividend Amount is delivered to the Trust) on the first Distribution Date following the date that the Excess Cash Dividend Amount is received by the Trust, such Holder’s pro rata share of such amount;

(i) Releases. To release Collateral, or otherwise instruct or permit the Collateral Agent to release Collateral, at such times and in such amounts pursuant to the terms of a Collateral Agreement, or to take any such action as the Collateral Agent is permitted or authorized to take under a Collateral Agreement;

(j) Distribution of Cash, Shares and/or Other Securities, Property or Assets Received upon Acceleration upon Event of Default. If the obligations of a Shareholder are accelerated pursuant to an Acceleration upon Event of Default under a Contract:

(i) Determination of Fractional Shares or Other Securities. To determine, on the Trading Day following the later of (1) the date on which the applicable Shareholder or the Collateral Agent delivers Shares (or other securities included in the Exchange Property Units or items of Collateral or proceeds therefrom) to the Trust, as provided in Section 7.1 of the applicable Contract or Section 7.1 of the related Collateral Agreement and (2) the Accelerated Record Date: (A) for each Holder, such Holder’s pro rata share of the total number of Shares or other securities, as applicable, delivered to the Trust under the applicable Contract and/or the Collateral Agreement, as applicable, on such date; and (B) the number of fractional Shares or such other securities, as applicable, allocable to each Holder and in the aggregate;

(ii) Cash for Fractional Shares or Other Securities. To sell, in the principal market therefor, on the Trading Day following the later of (1) receipt thereof and (2) the Accelerated Record Date, a number of Shares or other securities included in the Exchange Property Units equal to the aggregate number of fractional Shares or such other securities determined pursuant to clause (i)(B) above, rounded down to the nearest integral number; and to determine the aggregate cash proceeds of such sale (net of any brokerage or related expenses);

(iii) Delivery of Shares or other Securities. In the event that Shares form part of the Exchange Property Unit or are otherwise included in the Collateral and are delivered to the Trust under the applicable Contract and/or the related Collateral Agreement, as applicable, to distribute, or provide for the distribution, to each Holder of such Holder’s pro rata share thereof (excluding, for the avoidance of doubt, any fractional Shares calculated pursuant to clause (i)(B) above) (including any required instruction to the Collateral Agent to give effect to the foregoing)

(but not, in any case, in an amount in excess of the number of amount of Shares deliverable under the applicable Contract and/or related Collateral Agreement at such time) and to deliver the other securities included in the Exchange Property Units or in the Collateral (but not, in any case, in an amount in excess of the number of amount of such securities deliverable under the applicable Contract and/or related Collateral Agreement at such time), as applicable, to the transfer agent or registrar for such securities, as applicable, on the Trading Day following the later of (1) the date on which the applicable Shareholder or the Collateral Agent deliver such securities, as applicable, to the Trust and (2) the Accelerated Record Date, with instructions that such securities be re-registered and re-issued as follows to the extent practicable (or, if not practicable, using another method the Trustees consider reasonable for such purpose):

(A) for and in the name of each Holder (other than the Depositary) who holds Trust Securities in definitive form, the transfer agent or registrar, as applicable, for such securities shall be instructed to issue definitive certificates representing a number of such securities equal to such Holder’s pro rata share of the total of such securities delivered to the Trust under the applicable Contract and/or related Collateral Agreement, as applicable, on such Trading Day (excluding, for the avoidance of doubt, the number of fractions of such securities calculated pursuant to clause (i)(B) above); and

(B) the transfer agent or registrar, as applicable, for such securities, shall be instructed to transfer all remaining such securities to the account of the Custodian held through the Depositary, who shall then be instructed to transfer and credit such securities to each Participant who holds Trust Securities, with each Participant receiving its pro rata share of the total of such securities delivered to the Trust under the applicable Contract on such Trading Day (excluding, for the avoidance of doubt, the number of fractions of such securities calculated pursuant to clause (i)(B) above); provided that, if such securities are in a format suitable to provide for such pro rata delivery to each Participant without a prior delivery or instruction to the transfer agent or registrar, as applicable, then the Trust will instruct the Custodian to deliver such other securities to each Participant who holds Trust Securities, with each Participant receiving its pro rata share of the total of such securities delivered to the Trust under the applicable Contract on such Trading Day.

(iv) Distribution of Cash in Respect of Fractional Shares and Other Property. To distribute to each Holder (x) such Holder’s pro rata share of the aggregate cash proceeds of sale (net of any brokerage or related expenses) determined pursuant to clause (ii) above, based on the fraction of a Share or such other security, if any, allocable to such Holder as determined pursuant to clause (i)(B) above, plus (y) such Holder’s pro rata share of any cash or other items of property distributed to the Trust pursuant to the applicable Contract or the related Collateral Agreement, as applicable;

(v) Accelerated Record Date. The distributions described in this paragraph (j) shall be made to Holders of record as of the close of business on the Trading Day immediately following the date on which the notification of an Acceleration upon Event of Default is made pursuant to paragraph 2.4(a) above (the “Accelerated Record Date”). Any such notice made after 8:30 a.m. New York City time on a Trading Day or made on a non-Trading Day shall be deemed to be effective as of the subsequent Trading Day for purposes of determining the Accelerated Record Date; and

(vi) Remedies of Collateral Agent. To authorize, approve and direct the Collateral Agent with respect to the exercise of any and all rights, powers and remedies available to the Collateral Agent pursuant to the applicable Collateral Agreement and applicable law in connection with the realization on the security interest in the collateral thereunder, the exercise of any powers of attorney thereunder or otherwise.

(k) Cancellation Upon Repurchase of Trust Securities. Promptly following the delivery by a Shareholder to the Trust of Trust Securities purchased by a member of the applicable Shareholder Purchase Group pursuant to Section 2.3(d) of the Contract, the Trust will cancel such delivered Trust Securities and thereupon notify the Holders of the cancelation and issue a press release or post the relevant information on a publicly available website.

Section 2.5 Manner of Sales. Any sale of Trust property permitted or required under this Agreement shall be made through such executing brokers or to such dealers as the Trustees, seeking best price and execution for the Trust, shall designate in writing to the Paying Agent, taking into account such factors as price, commission, size of order, difficulty of execution and brokerage skill required.

Section 2.6 Limitations on Trustees’ Powers. The Trustees are not permitted:

(a) to purchase or hold any securities or instruments other than the stripped Treasury Securities, the Contracts and the Shares or other property received pursuant to a Contract and/or a Collateral Agreement;

(b) to invest less than 70% of the Trust’s total assets in the Contracts (as measured at the pricing date of the Trust Securities offered by the Offering Circular);

(c) to dispose of a Contract prior to the termination of the Trust or dispose of the stripped Treasury Securities before the earliest of their respective maturities (except as provided under Section 2.4(d) and Section 4.1) and the termination of the Trust;

(d) to issue any securities or instruments except for the Trust Securities and securities issued to the Settlor, or to issue any Trust Securities other than the Trust Securities sold to the Settlor and the Trust Securities to be sold pursuant to the Purchase Agreement;

(e) to make short sales or purchases on margin;

(f) to write put or call options;

(g) to borrow money;

(h) to underwrite securities;

(i) to purchase or sell real estate, commodities or commodities contracts;

(j) to make loans (other than the purchase of the stripped Treasury Securities pursuant to Section 2.3);

(k) to vary the investments held by the Trust; or

(l) to take any action, or direct or permit the Administrator, the Paying Agent or the Custodian to take any action, that (i) would vary the investment of the Holders within the meaning of Treasury Regulation Section 301.7701-4(c) or (ii) otherwise take any action or direct or permit any action to be taken that would or could cause the Trust not to be a domestic “grantor trust” under the Code.

ARTICLE III.

ACCOUNTS AND PAYMENTS

Section 3.1 The Trust Account. The Trustees shall, upon issuance of the Trust Securities, establish with the Paying Agent an account to be called the “Trust Account”. All moneys received by the Trustees in respect of the Contracts, the stripped Treasury Securities, any other U.S. Government Securities delivered to the Trust and all moneys received from the sale of the Trust Securities to the Settlor shall be credited to the Trust Account.

Section 3.2 Payment of Fees and Expenses. The Trust and the Service Provider will enter into the Expense Agreement to provide for the payment by the Shareholders of the fees and expenses incurred in connection with the offering of the Trust Securities, the costs and expenses incurred in connection with the organization of the Trust and the anticipated expenses associated with the Trust over the life of the Trust.

Section 3.3 Distributions to Holders. On each Distribution Date, the Trustees shall distribute to each Holder of record at the close of business on the preceding Business Day before the applicable Distribution Date, at the post office address of the Holder appearing on the books of the Trust or Paying Agent or by any other means mutually agreed upon by the Holder and the Trust, an amount equal to the Quarterly Distribution with respect to all Trust Securities held by such Holder; provided, however that if the distribution would be required to be made on a day that is not a Business Day, such distribution will be paid on the next Business Day instead.

Section 3.4 Segregation. All moneys and other assets deposited or received by the Trustees hereunder shall be held by them in trust as part of the Trust Estate until required to be disbursed or otherwise disposed of in accordance with the provisions of this Agreement, and the Trustees shall handle such moneys and other assets in such manner as shall constitute the segregation and holding in trust within the meaning of the Investment Company Act.

ARTICLE IV.

REDEMPTION

Section 4.1 Redemption. The Trustees shall have no right or obligation to redeem Trust Securities except as set forth in Section 2.3(d) of a Contract. Upon the transfer by a Shareholder of Trust Securities purchased by a member the applicable Shareholder Purchase Group to the Trust, free and clear of any liens and transfer restrictions (other than restrictions under the applicable securities laws), pursuant to Section 2.3(d) of the applicable Contract, the Trust shall cancel such Trust Securities and distribute the stripped Treasury Securities (or proceeds thereof) (pro rata with respect to each respective series thereof) and any other property or assets then held in the Trust Estate associated with such Trust Securities to the Shareholder and the Trust shall direct the Collateral Agent to release to the Shareholder the Collateral associated with the cancelled Trust Securities.

ARTICLE V.

ISSUANCE OF CERTIFICATES; REGISTRY; TRANSFER OF TRUST SECURITIES

Section 5.1 Form of Certificate.

(a) Each Certificate evidencing Trust Securities shall be executed manually or in facsimile by the Managing Trustee and countersigned manually by the Paying Agent in substantially the form of Exhibit A with the blanks appropriately filled in, shall be dated the date of countersignature and delivery by the Paying Agent and shall represent a fractional undivided interest in the Trust, the numerator of which fraction shall be the number of Trust Securities set forth on the face of such Certificate and the denominator of which shall be the total number of Trust Securities outstanding at that time. All Trust Securities shall be issued in registered form and shall be numbered serially.

(b) The Certificates delivered to the Initial Purchasers at the First Time of Delivery and each Subsequent Time of Delivery (if any) will be issued in the form of a global Certificate or Certificates representing the Trust Securities issued to the Initial Purchasers, to be delivered to the Depositary, or its custodian, by or on behalf of the Trust. Such Certificate or Certificates shall initially be registered on the books and records of the Trust in the name of Cede & Co., the nominee of the Depositary, and no beneficial owner of such Trust Securities will receive a definitive Certificate representing such beneficial owner’s interest in such Trust Securities, except as provided in the next paragraph. Unless and until definitive, fully registered Certificates have been issued pursuant to the next paragraph, the Trust shall be entitled to deal with the Depositary for all purposes of this Agreement as the Holder and the sole holder of the Certificates and shall have no obligation to the beneficial owners thereof, and none of the Trust, the Trustees, or any agent of the Trust or the Trustees shall have any liability with respect to or responsibility for the records of the Depositary.

(c) If the Depositary notifies the Trust that it is unwilling or unable to continue as depositary for any global Trust Securities or ceases to be a “clearing agency” registered under the Exchange Act and a successor depository or custodian is not appointed by the Trust within 90 days after receiving such notice (a “Depository Event”), definitive Certificates shall be prepared by the Trustees. Upon surrender of the global Certificate or Certificates accompanied by registration instructions, the Trustees shall cause definitive Certificates to be delivered to the beneficial owners in accordance with the instructions of the Depositary. Neither the Trustees nor the Trust shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

(d) Pending the preparation of definitive Certificates, the Managing Trustee may execute and the Paying Agent shall countersign and deliver temporary Certificates (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Paying Agent). Temporary Certificates shall be issuable as registered Certificates substantially in the form of the definitive Certificates but with such omissions, insertions and variations as may be appropriate for temporary Certificates, all as may be determined by the Trustees with the concurrence of the Paying Agent. Every temporary Certificate shall be executed by the Managing Trustee and be countersigned manually by the Paying Agent upon the same conditions and in substantially the same manner, and with like effect, as the definitive Certificates. Without unreasonable delay, the Managing Trustee shall execute and shall furnish definitive Certificates to the Paying Agent and thereupon temporary Certificates may be surrendered in exchange therefor without charge at each office or agency of the Paying Agent and the Paying Agent shall countersign and deliver in exchange for such temporary Certificates definitive Certificates for a like aggregate number of Trust Securities. Until so exchanged, the temporary Certificates shall be entitled to the same benefits hereunder as definitive Certificates.

Section 5.2 Transfer of Trust Securities; Issuance, Transfer and Interchange of Certificates.

(a) Trust Securities may be transferred by the Holder thereof by presentation and surrender of properly endorsed Certificates at the office of the Paying Agent, accompanied by such documents executed by the Holder or his authorized attorney as the Paying Agent deems necessary to evidence the authority of the Person making the transfer. Certificates issued pursuant to this Agreement are interchangeable for one or more other Certificates for an equal aggregate number of Trust Securities and all Certificates issued shall be issued in denominations of one Trust Security or any multiple thereof. The Paying Agent may deem and treat the person in whose name any Trust Security shall be registered upon the books of the Paying Agent as the owner of such Trust Security for all purposes hereunder and the Paying Agent shall not be affected by any notice to the contrary. The transfer books maintained by the Paying Agent for the purposes of this Section 5.2 shall include the name and address of the record owners of the Trust Securities and shall be closed in connection with the termination of the Trust pursuant to Section 8.3.

(b) A sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such transfer shall be paid to the Paying Agent by the Holder. A Holder may be required to pay a fee for each new Certificate to be issued pursuant to the preceding paragraph in such amount as may be specified by the Paying Agent and approved by the Trustees.

(c) All Certificates canceled pursuant to this Agreement may be voided by the Paying Agent in accordance with the usual practice of the Paying Agent or in accordance with the instructions of the Trustees; provided, however, that the Paying Agent shall not be required to destroy canceled Certificates.

(d) The Paying Agent may adopt other reasonable rules and regulations for the registration, transfer and tender of Trust Securities as it may, in its discretion, deem necessary.

(e) The Trust Securities will bear a legend to the following effect, unless the Trust determines otherwise in compliance with applicable law:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(I) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE NEW YORK TIMES COMPANY OR THE 2017 MANDATORY EXCHANGEABLE TRUST, OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE NEW YORK TIMES COMPANY OR THE 2017 MANDATORY EXCHANGEABLE TRUST DURING THE IMMEDIATELY PRECEDING THREE MONTHS, MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN AND ANY ACQUISITION OF THE SECURITIES EVIDENCED HEREBY BY SUCH AN AFFILIATE OR PERSON SHALL BE NULL AND VOID AB INITIO; PROVIDED THAT THE SECURITIES MAY BE ACQUIRED BY ANY OF (A) INVERSORA CARSO, S.A. DE C.V. (MEXICO) (“INVERSORA CARSO”) OR CONTROL EMPRESARIAL DE CAPITALES, S.A. DE C.V. (MEXICO) (“CONTROL EMPRESARIAL”), OR ANY DIRECT OR INDIRECT WHOLLY-OWNED SUBSIDIARY OF EITHER OF THE FOREGOING OR (B) BANCO INBURSA, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO INBURSA (“BANCO INBURSA”), OR ANY PERSON OR ENTITY OF WHICH BANCO INBURSA IS A DIRECT OR INDIRECT WHOLLY-OWNED SUBSIDIARY AND ANY PERSON OR ENTITY THAT IS A DIRECT OR INDIRECT WHOLLY-OWNED SUBSIDIARY OF BANCO INBURSA, SO LONG AS INVERSORA CARSO, CONTROL EMPRESARIAL OR BANCO INBURSA, AS APPLICABLE, SUBMITS THEM TO THE 2017 MANDATORY EXCHANGEABLE TRUST WITHIN TWO TRADING DAYS.

BY ITS ACQUISITION HEREOF, OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER REPRESENTS THAT IT IS PERMITTED TO ACQUIRE SUCH AN INTEREST AS SET FORTH IN THIS LEGEND AND AGREES TO COMPLY WITH THE FOREGOING RESTRICTIONS.

(f) In furtherance of the provisions of Section 2.1, the Settlor further specifically authorizes and directs the Trustees to use their reasonable best efforts to have an unrestricted CUSIP number assigned to the Trust Securities as of the 366th day after the last date of original issuance of the Trust Securities.

Section 5.3 Replacement of Certificates. In case any Certificate shall become mutilated or be destroyed, stolen or lost, the Paying Agent shall execute and deliver a new Certificate in exchange and substitution therefor upon the Holder’s furnishing the Paying Agent with proper identification and satisfactory indemnity of the Shareholders, the Trust, the Trustees and the Paying Agent, complying with such other reasonable regulations and conditions as the Shareholders, the Trust, the Trustees and the Paying Agent may prescribe and paying such expenses and charges, including any bonding fee, as the Paying Agent may incur or reasonably impose; provided, that if the Trust has terminated or is in the process of terminating, the Paying Agent, in lieu of issuing such new Certificate, may, upon the terms and conditions set forth herein, make the distributions set forth in Section 8.3(c). Any mutilated Certificate shall be duly surrendered and canceled before any duplicate Certificate shall be issued in exchange and substitution therefor. Upon issuance of any duplicate Certificate pursuant to this Section 5.3, the original Certificate claimed to have been lost, stolen or destroyed shall become null and void and of no effect, and any bona fide purchaser thereof shall have only such rights as are afforded under Article 8 of the Uniform Commercial Code as in effect in the State of New York to a Holder presenting a Certificate for transfer in the case of an overissue.

ARTICLE VI.

EXECUTION OF THE CONTRACT

Section 6.1 Execution of the Contract. Each Contract shall be executed manually or in facsimile by the Managing Trustee and the applicable Shareholder and shall be dated the date of execution and delivery by each such Shareholder.

ARTICLE VII.

TRUSTEES

Section 7.1 Trustees. The Trust shall have three Trustees who shall initially be elected, and have hereby been elected, by the Settlor. None of these Trustees is an “interested person” of the Trust, as defined in the Investment Company Act. Furthermore, none of these Trustees is a director, officer or employee of any Initial Purchaser or of the Trust’s administrator, or of any affiliate of any Initial Purchaser or the Trust’s administrator. One Trustee shall be the Managing Trustee and, as such, is authorized to execute documents and instruments on behalf of the Trust. The Managing Trustee will be appointed by resolution of the Trustees. Each Trustee shall serve until the next regular annual or special meeting of Holders called for the purpose of electing Trustees and, then, until such Trustee’s successor is duly elected and qualified. Election shall be by the affirmative vote of Holders of a majority of the Trust Securities entitled to vote present in person or by proxy at a regular annual or special meeting of Holders called for the purpose of electing any Trustee. Holders may not cumulate their votes in the election of Trustees. Each Trustee shall not be considered to have qualified for the office unless such Trustee shall agree to be bound by the terms of this Agreement and shall evidence his consent by executing this Agreement or a supplement hereto. Each individual Trustee shall be a United States person (as defined in Section 7701 of the Code) and at least 21 years of age and shall not be under any legal disability. No Trustee who is an “interested person”, as defined in the Investment Company Act, may assume office if it would cause the composition of the Trustees of the Trust not to be in compliance with the percentage limitations on interested persons in Section 10 of the Investment Company Act. Trustees need not be Holders.

Section 7.2 Vacancies. Any vacancy in the office of a Trustee may be filled in compliance with Sections 10 and 16 of the Investment Company Act by the vote, within thirty days, of the remaining Trustees; provided that if required by Section 16 of the Investment Company Act, the Trustees shall forthwith cause to be held as promptly as possible and in any event within sixty days (unless the Commission by order shall extend such period) a special meeting of Holders for the purpose of electing Trustees in compliance with Sections 10 and 16 of the Investment Company Act. Any Trustee elected at such a meeting shall have the qualifications specified in Section 7.1. Until a vacancy in the office of any Trustee is filled as provided above, the remaining Trustees in office, regardless of their number, shall have the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Agreement. Notice of the appointment or election of a successor Trustee shall be mailed promptly after acceptance of such appointment by the successor Trustee to each Holder.

Section 7.3 Powers. The Trust will be managed solely by the Trustees, who will, subject to the provisions of Article II, have complete and exclusive control over the management, conduct and operation of the Trust’s business, and shall have the rights, powers and authority of a board of directors of a corporation organized under New York law. The Trustees shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Trust and shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Trust and except in accordance with the terms of this Agreement. Subject to the continuing supervision of the Trustees and as permitted by applicable law, the functions of the Trust shall be performed by the Custodian, the Paying Agent, the Administrator and such other entities engaged to perform such functions as the Trustees may determine, including, without limitation, any or all administrative functions.

Section 7.4 Meetings. Meetings of the Trustees shall be held from time to time upon the call of any Trustee on not less than 48 hours’ notice (which may be waived by any or all of the Trustees in writing either before or after such meeting or by attendance at the meeting unless the Trustee attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened). The Trustees shall act either by majority vote of the Trustees present at a meeting at which at least a majority of the Trustees then in office are present or by a unanimous written consent of the Trustees without a meeting. Except as otherwise required under the Investment Company Act, all or any of the Trustees may participate in a meeting of the Trustees by means of a conference telephone call or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to such communications equipment shall constitute presence in person at such meeting.

Section 7.5 Resignation and Removal. Any Trustee may resign and be discharged of the trust created by this Agreement by executing an instrument in writing resigning as Trustee, filing the same with the Administrator and sending notice thereof to the remaining Trustees, and such resignation shall become effective immediately unless otherwise specified therein. Any Trustee may be removed in the event of incapacity, or in the event of such Trustee’s material breach of his or her obligations under this Agreement, willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of his or her office, by vote of the remaining Trustees and for any reason by written declaration or vote of the Holders of more than two-thirds of the outstanding Trust Securities, notice of which vote shall be given to the remaining Trustees and the Administrator. The resignation, removal or failure to reelect any Trustee shall not cause the termination of the Trust.

Section 7.6 Liability. The Trustees shall not be liable to the Trust or any Holder for taking any action or for refraining from taking any action except in the case of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of their office. Specifically, without limitation, the Trustees shall not be responsible for or in respect of the recitals herein or the validity or sufficiency of this Agreement or for the due execution hereof by any other Person, or for or in respect of the validity or sufficiency of Trust Securities or the Certificates representing Trust Securities and shall in no event assume or incur any liability, duty or obligation to any Holder or to any other Person, other than as expressly provided for herein. The Trustees may employ agents, attorneys, administrators, accountants and auditors, and shall not be answerable for the default or misconduct of any such Persons if such Persons shall have been selected with reasonable care. Action in good faith may include action taken in good faith in accordance with an opinion of counsel. In no event shall any Trustee be personally liable for any expenses with respect to the Trust. Each Trustee shall be indemnified to the extent permitted by law from the Trust Estate with respect to any claim, liability, loss or expense incurred in acting as Trustee of the Trust, including the reasonable costs and expenses of the defense against any such claim or liability, except in the case of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of his or her office.

Section 7.7 Compensation. Each Trustee, other than the Managing Trustee or a Trustee who is a director, officer or employee of the Settlor, any Initial Purchaser, or the Administrator or any affiliate thereof, shall receive a one-time, up-front fee of $18,000, in respect of its annual fee and anticipated out-of-pocket expenses. In addition, the Managing Trustee shall receive a one-time, upfront fee of $48,000 for serving in such capacity. Such amounts shall be paid by the Shareholders. The Trustees will not receive any pension or retirement benefits. In the event of the resignation or removal of a Trustee, such Trustee shall remit to the Trust the portion of its fee ratable for the period from the day of such resignation or removal through the Exchange Date.

ARTICLE VIII.

MISCELLANEOUS

Section 8.1 Meetings of Holders. The Trustees shall not hold annual meetings of Holders except as set forth herein. A special meeting may be called at any time by the Trustees and shall be called upon petition of Holders of more than 50% of the Trust Securities outstanding (unless substantially the same matter was voted on during the preceding 12 months) and as provided in Section 7.2 (or as otherwise required by the Investment Company Act and the rules and regulations thereunder, including, without limitation, when requested by the Holders of not less than 10% of the Trust Securities outstanding for the purposes of voting upon the question of the removal of any Trustee or Trustees). The Trustees shall establish, and notify the Holders in writing of, the record date for each such meeting which shall be not less than 10 nor more than 50 days before the meeting date. Holders at the close of business on the record date will be entitled to vote at the meeting. The Administrator shall, as soon as possible after any such record date (or prior to such record date if appropriate), mail by first class mail to each Holder a notice of meeting and a proxy statement and form of proxy in the form approved by the Trustees and complying with the Investment Company Act and the rules and regulations thereunder. Except as otherwise specified herein or in any provision of the Investment Company Act and the rules and regulations thereunder, any action may be taken by vote of Holders of a majority of the Trust Securities outstanding present in person or by proxy if Holders of a majority of Trust Securities outstanding on the record date are so represented. Each Trust Security shall have one vote and may be voted in person or by duly executed proxy. Any proxy may be revoked by notice in writing, by a subsequently dated proxy or by voting in person at the meeting, and no proxy shall be valid after eleven months following the date of its execution. Any Investment Company owning Trust Securities in excess of the limits imposed by Sections 12(d)(1)(A)(i) and 12(d)(1)(C) of the Investment Company Act shall be required, and automatically be deemed, to vote its Trust Securities in proportion to the votes of all other Holders.

The exercise of voting rights or any other rights available to or in favor of the Holders or beneficial owners of the Trust to direct the actions of the Trustees or the Trust pursuant to this Agreement may be exercised only by (i) a United States Person that is a beneficial owner of a Trust Security or (ii) a United States Person acting as irrevocable agent with discretionary powers for a beneficial owner of a Trust Security that is not a United States Person. Holders or beneficial owners of the Trust that are not United States Persons agree to irrevocably appoint a United States Person with discretionary powers to act as their agent with respect to such voting and consensual rights, which United States Person shall exercise its own judgment with respect to the exercise of the Holder’s or beneficial owner’s rights under the Trust Agreement and shall not be subject to direction or veto by any other person. The Trustees shall disregard any votes cast or other rights exercised by a person that is not a United States Person, and no such votes or exercises of rights shall be valid. Holders and beneficial owners of the Trust agree to provide evidence satisfactory to the Trustees that they are United States Persons (for which purpose, providing a valid IRS Form W-9 to the Trustees shall be treated as satisfactory evidence) or that they have appointed a United States Person as irrevocable agent (so long as such Person remains a United States Person) with discretionary powers and that the United States Person is not subject to direction or veto by any other person. References in this Agreement to the exercise of voting rights or other rights to direct the actions of the Trustees or Trust pursuant to this Agreement by Holders shall be treated as including the exercise of such rights by a United States Person appointed as irrevocable agent as provided in this Section 8.1. For this purpose, a United States Person is any person treated as a United States Person as defined in section 7701(a)(30) of the Code.

Section 8.2 Books and Records; Reports.

(a) The Trustees shall keep a certified copy or duplicate original of this Agreement on file at the office of the Trust, which shall be located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, and the office of the Administrator available for inspection at all reasonable times during its usual business hours by any Holder. The Trustees shall keep proper books of record and account for all the transactions under this Agreement at the office of the Trust and the office of the Administrator, and such books and records shall be open to inspection by any Holder at all reasonable times during usual business hours. The Trustees shall retain all books and records in compliance with Section 31 of the Investment Company Act and the rules and regulations thereunder.

(b) With each payment to Holders the Paying Agent shall set forth, either in the instruments by means of which payment is made or in a separate statement, the amount being paid from the Trust Account expressed as a dollar amount per Trust Security and the other information required under Section 19 of the Investment Company Act and the rules and regulations thereunder. The Trustees shall prepare and file or distribute reports as required by Section 30 of the Investment Company Act and the rules and regulations thereunder. The Trustees shall prepare and file such reports as may from time to time be required to be filed with any governmental authorities or distributed to Holders under any applicable state or Federal statute or rule or regulation thereunder, and shall file such tax returns as may from time to time be required under any applicable state or Federal statute or rule or regulation thereunder (including, in each case, any reports or filings required under U.S. federal income tax rules applicable to widely held fixed investment trusts), and make all required tax withholdings and pay all taxes owed by the Trust. One of the Trustees shall be designated by resolution of the Trustees to make the filings and give the notices required by Rule 17g-1 under the Investment Company Act.

(c) In calculating the net asset value of the Trust as required by the Investment Company Act, (i) the stripped Treasury Securities will be valued at the mean between the last current bid and asked prices or, if quotations are not available, as determined in good faith by the Trustees and (ii) the Contract will be valued in a manner that is consistent with the requirements of the Investment Company Act and the rules and regulations promulgated thereunder.

(d) At any time when the Trust is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder, the Trust will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act to such Holder, or to a prospective purchaser of any such Trust Security designated by any such Holder, to the extent required to permit compliance by such Holder with Rule 144A under the Securities Act (or any successor provision thereto) in connection with the resale of any such Trust Security.

Section 8.3 Termination.

(a) This Agreement and the Trust created hereby shall terminate upon the earliest of (i) the date that is 90 days after the execution of this Agreement if (x) the Trust Securities have not theretofore been issued to the Initial Purchasers under the Purchase Agreement or (y) the net worth of the Trust is not at least $100.00 at such time, and (ii) the date 10 Business Days after the later of: (I) the Final Exchange Date and (II) if each of the Contracts shall be accelerated in its entirety pursuant to Article VII thereof, 10 Business Days after the date on which the Trust shall receive the Shares or other consideration then required to be delivered by the applicable Shareholders or the proceeds of any sales of collateral pursuant to Section 7.3 of the related Collateral Agreements. The Trust is irrevocable, the Settlor has no right to withdraw any assets constituting a portion of the Trust Estate, and the dissolution of the Settlor shall not operate to terminate the Trust. The death or incapacity of any Holder shall not operate to terminate this Agreement, nor entitle his legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, and shall not otherwise affect the rights, obligations and liabilities of the parties hereto. If the Trust terminates before all the distributions on the Trust Securities have been paid, the Trust’s Administrator will sell any stripped Treasury Securities then held in the Trust and distribute the net proceeds pro rata to the Holders of the Trust Securities, together with the Shares or cash or other property delivered under the Contracts and/or the Collateral Agreements, as applicable.

(b) Written notice of any termination shall be sent to Holders specifying the record date for any distribution to Holders and the time of termination as determined by the Trustees, upon which the books maintained by the Paying Agent pursuant to Section 5.2 shall be closed.

(c) For purposes of termination under Section 8.3(a)(ii) within five Business Days after such termination, the Trustees shall, subject to any applicable provisions of law, effect or cause the Custodian to effect the sale of any remaining property of the Trust, and the Paying Agent shall distribute pro rata as soon as practicable thereafter to each Holder, upon surrender for cancellation of its Certificates, its interest in the Trust Estate. Together with the distribution to the Holders, the Trustees shall furnish the Holders with a final statement as of the date of the distribution of the amount distributable with respect to each Trust Security.

Section 8.4 No Assumption of Liability. By executing this Agreement, none of the Trustees assumes any personal liability under this Agreement except as expressly set forth in this Agreement.

Section 8.5 Liability of Settlor.

The Settlor shall not be liable to the Trust or any Holder for taking any action or refraining from taking any action except in the case of willful misfeasance, bad faith, gross negligence or reckless disregard of his duties hereunder. The Settlor shall be indemnified to the extent permitted by law from the Trust Estate with respect to any claim, liability, loss or expense incurred in acting as Settlor of the Trust, including the reasonable costs and expenses of the defense against any such claim or liability, except in the case of willful misfeasance, bad faith, gross negligence or reckless disregard of his duties hereunder.

Section 8.6 Amendment and Waiver.

(a) This Agreement, and any of the agreements referred to in Section 2.2(a), may be amended from time to time by the Trustees for any purpose prior to the issuance and sale to the Initial Purchasers of the Trust Securities and thereafter without the consent of any of the Holders (i) to cure any ambiguity or to correct or supplement any provision contained herein or therein which may be defective or inconsistent with any other provision contained herein or therein; (ii) to change any provision hereof or thereof as may be required by applicable law or the Commission or any successor governmental agency exercising similar authority; (iii) to make such other provisions in regard to matters or questions arising hereunder or thereunder as shall not materially adversely affect the interests of the Holders (as determined in good faith by the Trustees, who may rely on an opinion of counsel); or (iv) to make this Agreement, or any of the agreements referred to in Section 2.2(a), consistent with the descriptions thereof (including under the section “Investment Objective and Policies—the Contracts”) in the Offering Circular.

(b) This Agreement, and any of the agreements referred to in Section 2.2(a), may also be amended from time to time by the Trustees (or the performance of any of the provisions of this Agreement or any of such other agreements may be waived) with the consent by the required vote of the Holders in accordance with Section 8.1; provided that this Agreement may not be amended, (i) without the consent by vote of the Holders of all Trust Securities then outstanding, to increase the number of Trust Securities issuable under this Agreement above the number of Trust Securities specified in Section 2.2(c) or such lesser number as may be outstanding at any time during the term of this Agreement, (ii) to reduce the interest in the Trust represented by any Trust Security without the consent of the Holder of such Trust Security, (iii) if such amendment is prohibited by the Investment Company Act or other applicable law, (iv) without the consent by vote of the Holders of all Trust Securities then outstanding, if such amendment would effect a change in the voting requirements set forth in Section 8.1 or this Section 8.6, or (v) without the consent by vote of the Holders of the lesser of (x) more than two-thirds of the total number of the Trust Securities represented at a special meeting of Holders at which more than 50% of the total number of Trust Securities outstanding are represented, and (y) more than 50% of the total number of Trust Securities outstanding, if such amendment would effect a change in Section 2.1 or 2.6.

(c) Promptly after the execution of any amendment, the Trustees shall furnish written notification of the substance of such amendment to each Holder.

(d) Notwithstanding subsections (a) and (b) of this Section 8.6, no amendment of this Agreement or the Agreements referred to in Section 2.2(a) shall permit the Trust, the Trustees, the Administrator, the Paying Agent or the Custodian to (x) take any action or direct or permit any Person to take any action that (i) would vary the investment of the Holders within the meaning of Treasury Regulation Section 301.7701-4(c), or (ii) would or could cause the Trust, or direct or permit any action to be taken that would or could cause the Trust, not to be a domestic “grantor trust” under the Code or (y) materially affect Section 2.4(k) or the second sentence of Section 4.1 or the Trustees’ obligations thereunder without the consent of the Shareholders.

Section 8.7 Accountants.

(a) The Trustees shall, in accordance with Section 30 of the Investment Company Act, file annually with the Commission such information, documents and reports as investment companies having securities registered on a national securities exchange are required to file annually pursuant to Section 13(a) of the Exchange Act, and the rules and regulations issued thereunder. The Trustees shall transmit to the Holders, at least quarterly and semi-annually, as applicable, the reports required by Section 30(d) of the Investment Company Act and the rules and regulations thereunder, including, without limitation, a balance sheet accompanied by a statement of the aggregate value of investments on the date of such balance sheet, a list showing the amounts and values of such investments owned on the date of such balance sheet, and a statement of income for the period covered by the report. Financial statements contained in such annual reports shall be accompanied by a certificate of independent public accountants based upon an audit not less in scope or procedures than that which independent public accountants would ordinarily make for the purpose of presenting comprehensive and dependable financial statements and shall contain such information as the Commission may prescribe. Each such report shall state that such independent public accountants have verified investments owned, either by actual examination or by receipt of a certificate from the Custodian.

(b) The independent public accountants referred to in subsection (a) above shall be selected at a meeting held within thirty days before or after the beginning of the fiscal year by the vote, cast in person, of a majority of the Trustees who are not “interested persons” as defined in the Investment Company Act and such selection shall be submitted for ratification at the first meeting of Holders to be held as set forth in Section 8.1, and thereafter as required by the Investment Company Act and the rules and regulations thereunder. The employment of any independent public accountant for the Trust shall be conditioned upon the right of the Holders by a vote of the lesser of (i) 67% or more of the total number of the Trust Securities present at a special meeting of Holders, if Holders of more than 50% of the total number of the Trust Securities outstanding are present or represented by proxy at such meeting or (ii) more than 50% of the total number of the Trust Securities outstanding to terminate such employment at any time without penalty.

(c) The foregoing provisions of this Section 8.7 are in addition to any applicable requirements of the Investment Company Act and the rules and regulations thereunder.

Section 8.8 Nature of Holder’s Interest. Each Holder holds at any given time a beneficial interest in the Trust Estate, but does not have any right to take title or possession of any portion of the Trust Estate. Each Holder expressly waives any right he may have under any rule of law, or the provisions of any statute, or otherwise, to require the Trustees at any time to account, in any manner other than as expressly provided in this Agreement, for any Exchange Property, the Contracts, the stripped Treasury Securities or other assets or monies from time to time received, held and applied by the Trustees hereunder. No Holder shall have any right except as provided herein to control or determine the operation and management of the Trust or the obligations of the parties hereto. Nothing set forth herein or in the Certificates shall be construed to constitute the Holders from time to time as partners or members of an association.

Section 8.9 Instructions from Trust Security Holders. By written notice to the Trustees, the Holders of 9.0% or more of the outstanding Trust Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustees or of exercising any trust or power conferred on the Trustees; provided that, no direction, in the opinion of the Trustees, inconsistent with such written notice has been given to the Trustees during the preceding 30-day period by the Holders of a majority of the outstanding Trust Securities. The Trustees may refuse to follow any direction pursuant to the foregoing sentence that conflicts with applicable law or this Agreement or that the Trustees determine is unduly prejudicial to the rights of any other Holder or that would involve the Trustees in personal liability. Prior to taking any action under this paragraph, the Trustees will be entitled to indemnification satisfactory to them in their sole discretion against all losses and expenses caused by taking or not taking such action.

Section 8.10 Governing Law; Severability. This Agreement is executed and delivered in the State of New York, and all laws or rules of construction of the State of New York shall govern the rights of the parties hereto and the Holders and the construction, validity and effect of the provisions hereof. To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions contained in this Agreement unenforceable or invalid.

Section 8.11 Notices.

(a) All notices and other communications provided for in this Agreement, unless otherwise specified, shall be in writing (including facsimile and email) and shall be given at the addresses set forth in the following sentence or at such other addresses as may be designated by notice duly given in accordance with this Section 8.11 to each other party to this Agreement. Until such notice is given, (i) notices to Settlor shall be directed to it at 850 Library Avenue, Suite 204, Newark, Delaware 19711; (ii) notices to the Trust or the Trustees shall be directed to the Trustees at 2017 Mandatory Exchangeable Trust, 850 Library Avenue, Suite 204, Newark, Delaware 19711 Facsimile No.: (302) 738-7210, Attention: Donald J. Puglisi, Managing Trustee, Email: dpuglisi@puglisiassoc.com, with a copy (which shall be required to constitute notice) to the Administrator at U.S. Bank National Association, Global Corporate Trust Services, Attention: Mary Ambriz-Reyes (re: 2017 Mandatory Exchangeable Trust), 101 N. 1st Avenue, Suite 1600, Phoenix, Arizona 85003, Telephone No.: (602) 257-5430, Facsimile No.: (602) 257-5433, Email: mary.ambrizreyes@usbank.com and (iii) notices to any Holder shall be duly given if mailed, first class postage prepaid, or by such other substantially equivalent means as the Trustees may deem appropriate, or delivered to such Holder at the address of such Holder appearing on the registry of the Paying Agent.

(b) Each notice given pursuant to Section 8.11(a) shall be in writing and shall be (i) delivered by hand, (ii) delivered by nationally recognized overnight courier, (iii) mailed by registered or certified mail, return receipt requested or (iv) sent by facsimile, to the relevant party at its address or facsimile number set forth above or such other address or facsimile number as such party may specify by notice to the other parties in accordance herewith. Proof of transmission, posting or dispatch of any notice shall be deemed to be proof of receipt:

(i) in the case of personal delivery, overnight courier or certified or registered mail, on the day of delivery at the address of the relevant party, or if such day is not a Business Day, on the first Business Day thereafter; and

(ii) in the case of facsimile transmission, on the day of such transmission (provided, however, that the sender shall have received oral or written confirmation of receipt by the recipient) or, if such day is not a Business Day, on the first Business Day thereafter; but if the result is that a notice would be deemed to be given or made later than 5:00 p.m. (local time in the place of receipt), it will be deemed to have been duly given or made at the start of business on the next Business Day.

Section 8.12 Entire Agreement. Except as expressly set forth in this Agreement, this Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement.

Section 8.13 Non-Assignability. This Agreement and the rights and obligations of the parties under this Agreement may not be assigned or delegated by either party without the prior written consent of the other party, and any purported assignment without such consent shall be void.

Section 8.14 No Third Party Rights; Successors and Assigns. This Agreement is not intended and shall not be construed to create any rights in any person other than Settlor, the Trustees and the Holders and their respective successors and assigns and no other person shall assert any rights as third party beneficiary under this Agreement. Whenever any of the parties to this Agreement is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements in this Agreement contained by or on behalf of Settlor and the Trustees shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not, and shall be enforceable by and inure to the benefit of the Trustees and their successors and assigns.

Section 8.15 Counterparts. This Agreement may be executed, acknowledged and delivered in any number of counterparts, each of which shall be an original, but all of which shall constitute a single agreement, with the same effect as if the signatures on each such counterpart were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Trust Agreement to be duly executed and delivered as of the date hereof.

THE SETTLOR:

By:
Mark F. Ferraris, as Settlor

THE TRUSTEES:

By:
Donald J. Puglisi, as Trustee
Address: 850 Library Avenue
Suite 204
Newark, Delaware 19711

By:
William R. Latham, III, as Trustee
Address: 850 Library Avenue
Suite 204
Newark, Delaware 19711

By:
James B. O’Neill, as Trustee
Address: 850 Library Avenue
Suite 204
Newark, Delaware 19711

Signature Page to the Amended and Restated Trust Agreement

Schedule I

TREASURY SECURITIES

All terms specified are for stripped principal or interest components of U.S. Treasury debt obligations.

FIRST TIME OF DELIVERY
PAR	ZERO-COUPON	RATE	PRICE	COST	CUSIP	STRIP

SETTLEMENT DATE:                , 2018

SUBSEQUENT TIMES OF DELIVERY, IF ANY
PAR	ZERO-COUPON	RATE	PRICE	COST	CUSIP	STRIP

SETTLEMENT DATE:                , 2018

Exhibit A

Certificate Evidencing the Trust Securities

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to 2017 Mandatory Exchangeable Trust, or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. (or in such other name as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein. This certificate may be exchanged by an authorized representative of DTC in whole or in part for securities in definitive form, registered in the names of such holders as such representative of DTC shall specify, in which case, a new certificate will be issued in the name of Cede & Co. (or in such other name as is requested by such authorized representative of DTC) representing the securities not issued in definitive form.

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(I) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE NEW YORK TIMES COMPANY OR THE 2017 MANDATORY EXCHANGEABLE TRUST, OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE NEW YORK TIMES COMPANY OR THE 2017 MANDATORY EXCHANGEABLE TRUST DURING THE IMMEDIATELY PRECEDING THREE MONTHS, MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN AND ANY ACQUISITION OF THE SECURITIES EVIDENCED HEREBY BY SUCH AN AFFILIATE OR PERSON SHALL BE NULL AND VOID AB INITIO; PROVIDED THAT THE SECURITIES MAY BE ACQUIRED BY ANY OF (A) INVERSORA CARSO, S.A. DE C.V. (MEXICO) (“INVERSORA CARSO”) OR CONTROL EMPRESARIAL DE CAPITALES (“CONTROL EMPRESARIAL”), S.A. DE C.V. (MEXICO), OR ANY DIRECT OR INDIRECT WHOLLY-OWNED SUBSIDIARY OF EITHER OF THE FOREGOING OR (B) BANCO INBURSA, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO INBURSA (“BANCO INBURSA”), OR ANY PERSON OR ENTITY OF WHICH BANCO INBURSA IS A DIRECT OR INDIRECT WHOLLY-OWNED SUBSIDIARY AND ANY PERSON OR ENTITY THAT IS A DIRECT OR INDIRECT WHOLLY-OWNED SUBSIDIARY OF BANCO INBURSA, SO LONG AS INVERSORA CARSO, CONTROL EMPRESARIAL OR BANCO INBURSA, AS APPLICABLE, SUBMITS THEM TO THE 2017 MANDATORY EXCHANGEABLE TRUST WITHIN TWO TRADING DAYS.

BY ITS ACQUISITION HEREOF, OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER REPRESENTS THAT IT IS PERMITTED TO ACQUIRE SUCH AN INTEREST AS SET FORTH IN THIS LEGEND AND AGREES TO COMPLY WITH THE FOREGOING RESTRICTIONS.

MANDATORY EXCHANGEABLE TRUST SECURITIES

2017 MANDATORY EXCHANGEABLE TRUST

CUSIP NO. [●]

NO. [●]

[●]    Securities

THIS CERTIFIES THAT CEDE & CO. IS THE RECORD OWNER OF [●] MANDATORY EXCHANGEABLE TRUST SECURITIES CONSTITUTING FRACTIONAL UNDIVIDED INTERESTS IN 2017 MANDATORY EXCHANGEABLE TRUST, A TRUST CREATED UNDER THE LAWS OF THE STATE OF NEW YORK PURSUANT TO AN AMENDED AND RESTATED TRUST AGREEMENT, DATED AS OF DECEMBER 8, 2017, AMONG MARK F. FERRARIS, AS SETTLOR OR TRUSTOR, AND THE TRUSTEES NAMED THEREIN. THIS CERTIFICATE IS ISSUED UNDER AND IS SUBJECT TO THE TERMS, PROVISIONS AND CONDITIONS OF THE TRUST AGREEMENT TO WHICH THE HOLDER OF THIS CERTIFICATE BY VIRTUE OF THE ACCEPTANCE HEREOF ASSENTS AND IS BOUND, A COPY OF WHICH TRUST AGREEMENT IS AVAILABLE AT THE OFFICE OF THE TRUST’S ADMINISTRATOR, U.S. BANK NATIONAL ASSOCIATION. THIS CERTIFICATE IS TRANSFERABLE AND EXCHANGEABLE BY THE REGISTERED OWNER IN PERSON OR BY HIS DULY AUTHORIZED ATTORNEY AT THE OFFICE OF THE PAYING AGENT UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ACCOMPANIED BY A WRITTEN INSTRUMENT OF TRANSFER AND ANY OTHER DOCUMENTS THAT THE PAYING AGENT MAY REQUIRE FOR TRANSFER, IN FORM SATISFACTORY TO THE PAYING AGENT AND PAYMENT OF THE FEES AND EXPENSES PROVIDED IN THE TRUST AGREEMENT.

THIS CERTIFICATE IS NOT VALID UNLESS MANUALLY COUNTERSIGNED BY THE PAYING AGENT.

WITNESS THE FACSIMILE SIGNATURE OF THE MANAGING TRUSTEE.

2017 MANDATORY EXCHANGEABLE TRUST

DATED: [●], 2017

By:
Donald J. Puglisi, as Managing Trustee

COUNTERSIGNED:

U.S. BANK NATIONAL ASSOCIATION, as Paying Agent

By:
Authorized Signature